UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 5, 2026

ASHFORD HOSPITALITY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-31775	86-1062192
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway, Suite 1200
Dallas
Texas		75254
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (972) 490-9600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AHT	New York Stock Exchange
Preferred Stock, Series D	AHT-PD	New York Stock Exchange
Preferred Stock, Series F	AHT-PF	New York Stock Exchange
Preferred Stock, Series G	AHT-PG	New York Stock Exchange
Preferred Stock, Series H	AHT-PH	New York Stock Exchange
Preferred Stock, Series I	AHT-PI	New York Stock Exchange
Preferred Stock Repurchase Rights		New York Stock Exchange

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On March 5, 2026, Ashford Hospitality Advisors, LLC (“Ashford Advisors”), a subsidiary of Ashford Inc. (the “Advisor”), agreed with Deric Eubanks, the Chief Financial Officer of Ashford Advisors and the Advisor, that, effective March 31, 2026 (the “Termination Date”), Mr. Eubanks would terminate employment with the Advisor, Ashford Advisors and their affiliates. Mr. Eubanks is also the Chief Financial Officer of Ashford Hospitality Trust, Inc. (the “Company”) and Braemar Hotels & Resorts Inc. (“Braemar”) and accordingly his service as Chief Financial Officer of each of the Company and Braemar will also end effective as of the Termination Date.

Effective on the Termination Date, Justin Coe, the Company’s current Chief Accounting Officer and principal accounting officer, will serve as the principal financial officer of the Company. The biography for Mr. Coe is contained in the Company’s 2025 definitive proxy statement, filed with the Securities and Exchange Commission on April 1, 2025. There is no arrangement or understanding between Mr. Coe and any other persons in connection with Mr. Coe’s appointment as principal financial officer, and Mr. Coe has no family relationship with any director or executive officer of the Company. Mr. Coe has no direct or indirect material interest in any transaction with the Company that is reportable under Item 404(a) of Regulation S-K, nor have any such transactions been proposed.

Ashford Advisors and Mr. Eubanks have entered into a Release and Waiver Agreement (the “Release”) in connection with his departure. Pursuant to the Release, Mr. Eubanks will continue to receive his base salary and be eligible for employee benefits through the Termination Date and, in consideration of and subject to a release of claims by Mr. Eubanks and his continuing compliance with certain post-employment obligations, the parties agreed among other things that, effective as of the Resignation Date:

•	Ashford Advisors will pay Mr. Eubanks $1,796,000 in 12 substantially equal monthly installments beginning in April 2026, with such payment representing the sum of (x) Mr. Eubanks’ base salary in effect on the Termination Date plus (y) the average cash incentive bonus received by Mr. Eubanks for the three complete calendar years immediately prior to the Termination Date;
•	Mr. Eubanks will remain eligible to receive a cash incentive bonus for 2025 (consistent with other executives of the Advisor for the 2025 performance year);
•	Mr. Eubanks’ outstanding deferred cash grants in the aggregate amount of $3,316,223 shall continue to vest and be paid in the ordinary course of business in accordance with the original vesting schedules applicable to such grants, subject to Mr. Eubanks’ compliance with the terms and conditions of the Release;
•	In consideration of the continued vesting of the deferred cash grants, Mr. Eubanks will provide consulting services on a remote basis to Ashford Advisors, as reasonably requested by Ashford Advisors from time to time, for up to 40 hours per month during the period in which such deferred cash grants remain subject to vesting; and
•	Ashford Advisors will pay Mr. Eubanks $200,000 for the period from the Termination Date to June 30, 2026, during which Mr. Eubanks will make himself available on a part-time basis, up to 20 hours per week, to assist Ashford Advisors on a remote basis with matters he was working on prior to the Termination Date, as reasonably requested by Ashford Advisors.

Mr. Eubanks remains bound by the restrictive covenants set forth in his Amended and Restated Employment Agreement with the Advisor and Ashford Advisors dated as of January 1, 2023 (generally relating to confidentiality, non-competition, non-solicitation and non-disparagement). Pursuant to the Release, Mr. Eubanks also agreed to certain limitations during the 24-month period following the Termination Date on the ability to acquire any equity securities of Ashford Advisors, the Advisor, the Company, Braemar or any of their affiliates and to engage in certain corporate transactions involving such entities, and Mr. Eubanks was provided with a waiver and release of claims.

The foregoing summary of the Release does not purport to be complete and is qualified in its entirety by the full text of the Release, which is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description
99.1	Release and Waiver, by and between Ashford Hospitality Advisors, LLC and Deric Eubanks, dated March 31, 2026.
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASHFORD HOSPITALITY TRUST, INC.

Dated: March 6, 2026	By:	/s/ Jim Plohg
Jim Plohg
Executive Vice President, General Counsel & Secretary